UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MESA LABORATORIES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Supplement to Proxy Statement

MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Telephone: (303) 987-8000

EXPLANATORY NOTE

This Amendment No. 1 supplements and amends the definitive proxy statement on Schedule 14A filed by Mesa Laboratories, Inc. (the “Company”) with the Securities and Exchange Commission on September 20, 2018 (the “Proxy Statement”), in order to correct errors in the Summary Compensation table for our named executive officers included in the Executive Compensation section of the Proxy Statement which was originally set forth on page 15 of the Proxy Statement. Specifically, the “Salary” and “Option Awards” figures originally presented for John J. Sullivan for 2018 contained a typographical error and did not sum to the correctly presented total. All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

The table included in the Executive Compensation section of the Proxy Statement under the section entitled “Summary Compensation Table,” which was originally set forth on page 15 of the Proxy Statement, is amended to read in its entirety as follows:

Name and Principal			Stock	Option	Non-equity Incentive Plan	All Other
Position	Year	Salary	Awards(1)	Awards(2)	Compensation(3)	Compensation(4)	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)

John J. Sullivan,	2018	$12,000	$--	$582,000	$--	$480	$594,480
Ph.D.(5)	2017	412,637	--	255,300	207,130	12,379	887,446
Chairman of the Board	2016	373,976	--	361,636	398,339	11,219	1,145,170

Gary M. Owens(5)	2018	416,851	--	92,480	172,875	323,674	1,005,880
Chief Executive Officer	2017	10,959	860,860	1,014,300	11,538	329	1,897,986
	2016	--	--	--	--	--	--

John V. Sakys	2018	263,596	--	135,800	108,000	10,544	517,940
Chief Financial Officer	2017	254,552	--	127,650	95,280	7,637	485,119
	2016	235,995	--	195,049	177,478	7,080	615,602

Glenn E. Adriance	2018	222,901	--	135,800	100,000	8,916	467,617
Former Chief Sales and	2017	255,449	--	127,650	95,280	7,663	486,042
Marketing Officer	2016	240,153	--	195,049	177,478	7,205	619,885

Gregory T. Dinoia(6)	2018	117,400	193,550	--	58,558	4,696	374,204
Senior Vice President of	2017	--	--	--	--	--	--
Commercial Operations	2016	--	--	--	--	--	--

(1)	The amounts reported in the Stock Awards column is the grant date fair value of stock awards determined pursuant to ASC Topic 718.
(2)

The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted under our 2014 Equity Plan to each of the Named Executive Officers, calculated in accordance with ASC Topic 718.

(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each Named Executive Officer under the Company’s Short-Term Incentive Plan.
(4)	The amounts reported in the All Other Compensation column reflect 401(K) matching funds and for Gary M. Owens in 2018, reimbursed moving expenses.
(5)	Effective September 1, 2017 John J. Sullivan retired as President and Chief Executive Officer and Gary M. Owens was named President and Chief Executive Officer.
(6)	Gregory T. Dinoia joined the Company as its Senior Vice President of Commercial Operation on November 7, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, October 30, 2018:

The Amended Mesa Laboratories, Inc. Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended March 31, 2018 are available to view on the internet at: www.edocumentview.com/MLAB or www.mesalabs.com.

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